UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2016

ATLAS AMERICA PUBLIC #11-2002 LTD.

(Exact name of registrant specified in its charter)

Delaware	000-50246	02-0600231
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh, PA 15275

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (412) 489-0006

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 25, 2016, Atlas America Public #11-2002 LTD. (the “Partnership”) entered into an Assignment and Bill of Sale (the “Assignment”) with Atlas Resources, LLC, its managing general partner (the “Managing General Partner”), and the other assignees party thereto. Pursuant to the Assignment, the Partnership assigned all of its assets to the Managing General Partner in exchange for the Managing General Partner’s assumption of all of the Partnership’s liabilities. Furthermore, the Assignment provides that, promptly following the effective time of the Assignment, the Managing General Partner will cause the dissolution and winding up of the Partnership as promptly as practicable in accordance with the Partnership’s Amended and Restated Certificate and Agreement of Limited Partnership, as amended. Following the transactions pursuant to the Assignment, the Partnership has no assets or liabilities.

This summary of the Assignment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Assignment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets

The description of the Assignment and the transactions thereunder included under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Assignment and Bill of Sale, dated October 25, 2016, among Atlas America Public #11-2002 LTD., the assignors party thereto and Atlas Resources, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2016	ATLAS AMERICA PUBLIC #11-2002 LTD. By: Atlas Resources, LLC, its Managing General Partner

	By:	/s/ Jeffrey M. Slotterback
		Name:	Jeffrey M. Slotterback
		Title:	Chief Financial Officer of the Managing General Partner

Exhibit Index

Exhibit Number	Description

10.1	Assignment and Bill of Sale, dated October 25, 2016, among Atlas America Public #11-2002 LTD., the assignors party thereto and Atlas Resources, LLC.